UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 16, 2025
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THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)
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British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)
(978) 910-1486
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonus Plan

On July 16, 2025 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Board”) of The Cannabist Company Holdings Inc. (the “Company”) approved a Transaction Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, the Company will establish a bonus pool (the “Bonus Pool”). The size of the Bonus Pool will be 1.50% of the transaction value, as defined and determined by the Compensation Committee, for divestitures or other strategic transactions, not previously approved by the Board, that are closed while the Bonus Plan is in effect. The Bonus Pool, if qualifying divestitures or strategic transactions are completed, will be funded directly from funds available for general corporate purposes and will be capped at $5,000,000. Certain key employees of the Company who are designated as participants will be eligible to be paid a bonus or bonuses based on individual allocations of the Bonus Pool, as determined by the Compensation Committee. Payments will be made to participants as follows: one-third of the individual’s Bonus Pool allocation payable as soon as practicable following each transaction close, one-third of the individual’s Bonus Pool allocation payable 60 days post-close and one-third of the individual’s Bonus Pool allocation payable 90 days post-close.

Unpaid bonuses will be forfeited upon voluntary termination or termination for cause of an eligible employee following the closing of a qualifying transaction. In the event of involuntary termination without cause following the closing of a qualifying transaction, the eligible employee will receive any unpaid bonuses, subject to the execution of a standard release agreement. In the event of involuntary termination without cause prior to the closing of a qualifying transaction, the eligible employee will be ineligible for a bonus with respect to any transaction that has not yet closed as of the termination date.

The term of the Bonus Plan commences on the Effective Date and shall continue until otherwise determined by the Compensation Committee of the Board.

Named Executive Officers Receiving Bonuses under the Bonus Plan

Pursuant to its authority, the Compensation Committee has approved the following individual Bonus Pool allocations for the Company’s Named Executive Officers (each, an “NEO”):

NEO Name	NEO Role	Bonus Pool Allocation
David Hart	Chief Executive Officer	29%
Jesse Channon	President	29%
Derek Watson	Chief Financial Officer	10%

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full summary of the Bonus Plan, which will be filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Jesse Channon Employment Agreement

As previously disclosed, on January 15, 2024, Jesse Channon was promoted to the role of President of the Company. In connection with his promotion, Mr. Channon entered into an amended and restated employment agreement with the Company on March 11, 2024 (the “Channon A&R Employment Agreement”). On July 17, 2025, Mr. Channon entered into a second amended and restated employment agreement with the Company pursuant to which the termination and change of control provisions of the Channon A&R Employment Agreement were amended to provide that if Mr. Channon resigns for “Good Reason” (as defined in the Channon A&R Employment Agreement), Mr. Channon will receive an amount equal to 18 months of his then current Base Salary plus target bonus, less all applicable withholdings and deductions, paid over an 18-month period, and the Company shall pay its share of Mr. Channon’s health insurance premiums to continue Mr. Channon’s health insurance coverage for 18 months beyond the termination date.

The foregoing description of the Channon A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Channon A&R Employment Agreement, which will be filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel
Date: July 22, 2025